UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) – January 18, 2007

The First of Long Island Corporation
(Exact Name of Registrant as Specified in Charter)

New York	0-12220	11-2672906

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

10 Glen Head Road, Glen Head, New York	11545

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code - (516) 671-4900

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

On January 18, 2007, the Board of Directors of The First of Long Island Corporation (the “Corporation”) adopted a Plan (the “Director Plan”) for the granting of restricted stock units to directors. The Director Plan was adopted by the Board based upon a recommendation from the Corporation’s Compensation Committee which is comprised entirely of independent directors.

Pursuant to the Director Plan, Directors will receive annual restricted stock unit grants having a value that bears the same relationship to the value of their annual stock option grants as the value of annual restricted stock unit grants to executive officers bears to the value of their annual stock option grants. Awards of restricted stock units may be convertible into shares of the Corporation’s common stock after three years. The ability to convert restricted stock units into shares of common stock and the related conversion ratio will be determined in the same manner as for executive officers described in Item 5.02 of this Form 8-K.

The first grant of restricted stock units under the Director Plan was made on January 18, 2007 based on approval by both the Compensation Committee and the Board of Directors. Under this grant, each non-employee director received 348 restricted stock units and the non-executive Chairman of the Board received 695 restricted stock units.

Item 5.02. Incentive Compensation Plan

On January 18, 2007, the Board of Directors of the Corporation adopted a new incentive compensation plan (the “Executive Officer Plan”) for the Corporation’s executive officers. The Plan was adopted by the Board based upon a recommendation from the Corporation’s Compensation Committee. The Compensation Committee developed the Plan in consultation with an international compensation consulting firm.

For the Corporation’s President and Chief Executive Officer (the “CEO”), Senior Vice President and Chief Financial Officer (the “CFO”) and all other executive officers, the Plan provides for both short-term incentive compensation awarded in the form of cash bonuses and long-term incentive compensation awarded in the form of equity.

Short-term Incentive Compensation. The CEO’s annual bonus is based on the Corporation’s financial performance for the past year measured against certain corporate financial performance metrics, namely net income, return on average total assets (“ROA”), and the loan to deposit ratio. Annual bonuses for the CFO and other executive officers are based on a combination of these corporate financial performance metrics, personal performance and the discretion of the CEO and the Compensation Committee. The weight assigned to corporate performance for the CFO and other executive officers is 80%, with the remaining 20% of their bonuses being determined by personal performance and the discretion of the CEO and the Compensation Committee.

The Compensation Committee selects a range within which corporate performance must fall for annual bonuses to be awarded. The range consists of a threshold level, or minimum performance level necessary to earn a bonus and below which no bonus is paid, a maximum level, or performance level necessary to earn the maximum bonus and beyond which no additional bonus can be earned, and a target level, or performance level necessary to earn the target bonus. The target level of performance is based on the Corporation’s strategic plan. The difference between the target level of performance and the maximum level of performance is roughly equivalent to the difference between the performance of banks in the 50th percentile and the 75th percentile of the Corporation’s peer group, while the difference between the target level of performance and the threshold level of performance is roughly equivalent to the difference between the performance of banks in the 50th percentile and the 25th percentile of the Corporation’s peer group.

The CEO’s target bonus is equal to thirty-five percent (35%) of his base salary, while the target bonuses for the CFO and other executive officers are equal to 30% of their base salaries. For the CEO as well as the other executive officers, failure to achieve at least the threshold level of performance results in no bonus being paid, achievement of the threshold level of performance results in a bonus equal to 50% of the target bonus, or 17.5% of base salary for the CEO and 15% of base salary for the other executive officers, and performance at or beyond the maximum level of performance results in a bonus equal to 150% of the target bonus, or 52.5% of base salary for the CEO and 45% of base salary for the CFO and other executive officers. Performance greater than the threshold level but less than the maximum level will result in a bonus proportionately greater than the minimum bonus but less than the maximum bonus. Target, minimum and maximum bonuses for the CEO and other executive officers can be reduced at the discretion of the Compensation Committee in any year in which the Bank’s regulatory rating declines.

Long-term Incentive Compensation. Long-term incentive compensation for the CEO and other executive officers is awarded in the form of equity. 50% of the value of each equity award will be in the form of nonqualified stock options and the remaining 50% will be in the form of restricted stock units.

Annual awards of nonqualified stock options will be based on the Corporation’s performance for the past year as measured against certain corporate financial performance metrics, namely net income and ROA. Such awards will generally vest ratably over five (5) years, but vesting may be subject to acceleration in the event of death, total and permanent disability or retirement. Awards of restricted stock units will also be made on an annual basis and after three years may be convertible into shares of the Corporation’s common stock. The ability to convert restricted stock units into shares of common stock and the related conversion ratio will be dependent on the Corporation’s performance in the third year of the three calendar year period beginning in the year in which the restricted stock units were awarded. Corporate performance for purposes of converting restricted stock units will be assessed using the same financial performance metrics used for the awarding of stock options.

As with short-term incentive compensation, the Compensation Committee selects a range within which corporate performance must fall for stock options to be awarded and restricted stock units to be earned and converted into common stock. For the threshold level of performance the conversion ratio for restricted stock units is one unit for one-half (½) share of common stock, while the conversion ratio for the target level of performance is one unit for one share of common stock and for the maximum level of performance is one unit for one and one-half (1½) shares of common stock. Threshold, target, and maximum performance levels are determined in the same way as for short-term incentive compensation.

The target equity award for the CEO and other executive officers is equity with a value equal to forty percent (40%) of their base salaries. Failure to achieve at least the threshold level of performance results in no equity being awarded, achievement of the threshold level of performance results in an equity award equal to 50% of the target award, or equity with a value equal to 20% of base salary, and performance at or beyond the maximum level of performance results in an equity award with a value equal to 150% of the target award, or equity with a value equal to 60% of base salary. As with short-term incentive compensation, performance greater than the threshold level but less than the maximum level will result in an equity award proportionately greater than the minimum equity award but less than the maximum equity award.

The first grant of restricted stock units under the Executive Officer Plan was made on January 18, 2007 based on approval by the Compensation Committee and review by the Board of Directors. Under this grant, the CEO received 1,582 restricted stock units, the CFO received 867 restricted stock units and awards for the other four executive officers ranged from 850 to 936 restricted stock units.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The First of Long Island Corporation

(Registrant)

Date: January 22, 2007	By: /s/ Mark D. Curtis
Mark D. Curtis
Senior Vice President & Treasurer
(principal accounting & financial officer)

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